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                                                                EXHIBIT 10.9


                              OEM AND LICENSE AGREEMENT


THIS AGREEMENT is made as of the 25th day of April 1996, by and between, Information Technologies of America, a division of Sony Electronics Inc., a Delaware, corporation having offices at 3300 Zanker Road, San Jose, California 95134 ("Sony") and PC411, Inc., a Delaware corporation, having offices at 9800 La Cienega Boulevard, Suite 411, Inglewood, California, 90301 ("Licensor").

                                     WITNESSETH:

WHEREAS, Licensor is in the business of developing, producing, distributing and selling computer programs throughout the world; and

WHEREAS, Sony wishes to license certain computer software programs distributed by Licensor for sale by Sony with its currently existing or later developed hardware products ("Hardware Products"), including a license to replicate, copy and license same to its customers ("Customers"), for use with such Hardware Products, and from time to time provide Sony with other software for sublicense to its Customers, as and if requested by Sony.

NOW, THEREFORE, in consideration of the terms and conditions of this Agreement and for other good an valuable consideration, the receipt and sufficiency of which is acknowledged by the signing and delivery hereof, the parties agree as follows:

1.0  GENERAL

The parties acknowledge that this Agreement generally contemplates:

    (a) Licensor's delivery of the software programs listed on Exhibit A attached hereto and made a part hereof with related installer files (the "Programs") in object code form in accordance with the Specifications set forth in Exhibit A. The delivery shall be done on a Master Disk(s) suitable for replication so that Sony can copy the Programs for inclusion in its Hardware Products;

    (b) Sony's sale of the Programs as part of a bundle with a Hardware Product and not as a standalone product. Notwithstanding any provision of this Agreement, Sony shall be free to market and sell any product, including without limitation, the Hardware Products, without the Programs;

    (c) Licensor's delivery of their standard user manual, as well as the User Guide for the Programs in electronic format (collectively the "Documentation") suitable for inclusion in Sony's end user documentation and on-line help system. The Documentation will be delivered in an electric format compatible with either Word 6.0 for Windows or Adobe Acrobat, as designated by Sony;

    (d) Provision to Sony from time to time of software programs other than the Programs for sale with Hardware Products or other Sony Products by adding other software programs to the Programs listing of Exhibit A by written amendment(s) to this Agreement signed by the parties. (Any Programs subsequently added to Exhibit A shall thereafter be included in the definition of "Programs(s)");

    (e) Sony's licensing of the Programs from Licensor for sale as part of a bundle with a Hardware Product and/or other Sony products that Sony will sell to end users directly or through its dealers or resellers; and

    (f)  Licensor's continued support of the Programs.


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The parties agree to effect the foregoing in accordance with the terms and conditions hereof and the terms and conditions of any instruments expressly made a part hereof.

2.0  DELIVERY OF THE PROGRAMS

2.1 FINAL DELIVERY. Licensor will deliver the Programs on a Master Disk(s) suitable for duplication along with the required copies of the Documentation.

2.2. DELIVERY SCHEDULE. Licensor will deliver the Programs and Documentation within five (5) workings days of the signing of this Agreement.

3.0  LICENSE

3.1 LICENSE AND RIGHTS. Subject to all of the terms and conditions of this Agreement, Licensor hereby grants Sony a royalty-free, nonexclusive, worldwide license and right to replicate the Programs and to replicate/copy and modify any portion of the Documentation and incorporate same in Sony's documentation, including its on-line help system and to license the use of the Programs and the Documentation as provided by Licensor or as modified and incorporated in Sony's documentation to its Customers, all under Licensor's or its licensor's patents, copyrights and other proprietary rights therein and thereto. Licensor acknowledges that Sony may pre-install any or all of the Programs on the Hardware Products and that Sony may include in the product sold to the end user a recovery CD containing some or all of the software titles sold with the Hardware Products, including the Programs, whereby the end user has the capability to re-install all or some of the titles. The main copy of the Programs sold to the end user and any pre-installed or recovery copy shall be considered one copy of the Programs. Except for the limited license granted to Sony hereunder, this Agreement does not confer or transfer to Sony any right, title or interest in any of the Programs or any intellectual property rights relating thereto.

3.2 SUBLICENSE. Sony shall have the right to sublicense the Programs, the Documentation and rights granted to it or any portion thereof to any of its parent companies or its or their subsidiary or affiliated companies worldwide ("Sony Companies") as a sublicensee under this Agreement provided all such Sony Companies agree to be bound by the terms hereof.

3.3 THIRD PARTY DUPLICATION. Sony may allow a third party to perform duplication of the Programs and/or Documentation on its behalf, subject to the terms of this Section 3.

4.0  SUPPORT AND UPGRADES

4.1 SUPPORT. For a period commencing on the date of the delivery of the Programs until six (6) months from the date that Sony and its permitted sublicensees last license the use of the Programs to their customers, Licensor will support the Programs, including bug fixes and changes to maintain compatibility with the then operating system. Licensor agrees to the terms of Exhibit B attached hereto and made a part hereof.

4.2 UPGRADES. Licensor will deliver updates and upgrades of the Programs and Documentation to Sony no later than to other similarly situated customers and in any case prior to release to Licensor's end user customers. Upgrades and updates are to be provided free of charge, or in any event under the same terms and conditions as made available to other similarly situated customers.

4.3 VERSIONS. Licensor will offer new versions and features of the Programs and Documentation to Sony on substantially the same terms offered to other similarly situated customers.

4.4 VERSIONS FOR END USERS. Licensor will provide upgrades, updates or new versions or

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features of the Programs and Documentation to Sony's end users of the Program on substantially the same terms as those offered to customers buying the Programs and Documentation at retail.

4.5  END USER SUPPORT.  1.    Licensor must provide end user customer support.
Sony will refer customers to Licensor when there appears to be a problem related to the Programs. 2. Licensor will provide training on the Programs to Sony technical support personnel from time to time during the term of the Agreement without charge so long as training is performed via telephone or at Licensor's office, otherwise, training will be at Sony's expense. 3. Licensor will have a separate number available for technical support directly to Sony technical support personnel to be available M-F 8-5 PST at no charge. 4. Licensor will have a separate number available for technical support directly end users to be available M-F 8-5 PST at no charge. These support obligations will continue for at least one year following delivery of Programs to Sony.

4.6 REVENUE SHARING. Licensor agrees to the Additional Terms described in Exhibit C attached hereto and made a part hereof.

5.0  REPRESENTATIONS AND WARRANTIES AND OTHER COVENANTS

5.1 TITLE AND AUTHORITY. Licensor represents and warrants to Sony that it has the right to grant to Sony the license and rights granted to it under this Agreement; and, that the Programs and the Documentation and Sony's exercise of such license and rights will not infringe or misappropriate any third party's patents, copyrights or other proprietary rights.

5.2 CONTENT OF LICENSOR SOFTWARE. Licensor represents and warrants that Licensor has obtained all necessary rights to third party intellectual property contained in the Programs and Documentation so that the Programs can function in accordance with normal use; to allow Sony to use, display and perform the Programs and Documentation; and, to use in Sony's marketing material for its products, including the Sony personal computer product, any and all images, sounds, or content contained in the Programs or Documentation, including all intellectual property rights contained therein.

5.3 NO ENCRYPTION. The Programs contains no encryption capabilities other than password protection.

5.4 PROGRAMS. Licensor represents that the Programs and Documentation provided to Sony is the full and complete version of the Programs and Documentation sold as a standalone product and described in applicable brochures, provided however, that Sony acknowledges that such Programs will become completely disabled if the end user does not agree to pay the required fees.

5.5 COMPLIANCE. Licensor represents and warrants to Sony that it has obtained all permits, approvals and licenses that apply to its delivery of the Programs and Documentation, and the license and rights it has granted to Sony and its faithful observance and performance of its other obligations under the terms and conditions of this Agreement.

5.6 INDEMNIFICATION. Licensor shall defend, indemnify and hold Sony harmless from and against all claims, suits, losses or damages (including court costs and reasonable attorneys' and experts' fees) arising from or incident to its misrepresentation of any representation or breach of any warranty made in Sections 5.1, 5.2, 5.3, 5.4 and 5.5. This indemnification will survive the termination of this Agreement.

5.7 SOFTWARE WARRANTY. Licensor warrants to Sony that for a period of one (1) year from the date of delivery of the Programs and the Documentation, the Programs will perform substantially in accordance with the published specifications for the Programs, the Specifications, and the Documentation. If the Program fails to perform in any way, and Sony give Licensor notice to that effect, together with details about the nature of the deficiency, Licensor will, at its own cost and

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expense, use its best efforts to correct such deficiency within ten (10) working days. This warranty does not cover any code of the Programs which is modified in any manner by Sony, its sublicensees or any of their customers.

5.8 LIMITATION OF LIABILITY. THE LIMITED WARRANTIES IN SECTION 5 ABOVE ARE THE SOLE AND EXCLUSIVE WARRANTIES, IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, GIVEN BY LICENSOR INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. LICENSOR DOES NOT WARRANT OR REPRESENT THAT THE PROGRAMS WILL BE ERROR FREE OR WILL OPERATE WITHOUT INTERRUPTION.

    THE LIABILITY OF EITHER PARTY TO THE OTHER UNDER ALL OF THE PROVISIONS OF THIS AGREEMENT (OTHER THAN THE LIABILITY OF LICENSOR TO SONY UNDER SECTIONS 6.3 AND 6.4) SHALL BE LIMITED TO DIRECT DAMAGES AND, EXCEPT AS PROVIDED IN THIS SECTION, SHALL NOT EXCEED THE AGGREGATE AMOUNT OF THE ROYALTIES PAID BY SONY TO LICENSOR HEREUNDER. OTHER THAN THE LIABILITY OF LICENSOR TO SONY UNDER SECTIONS
6.3 AND 6.4, IN NO EVENT WILL EITHER PARTY BE RESPONSIBLE TO THE OTHER FOR INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) EVEN IF THE OTHER PARTY HAS PREVIOUSLY BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

5.9 WARRANTY DISCLAIMER PACKAGED WITH SOFTWARE. Sony will include with its shrink wrap license to end user Customer the Licensor limitations attached hereto as Exhibit D.

5.10 NONDISCRIMINATION IN EMPLOYMENT. Licensor shall not discriminate against any employee, or application for employment, because of race, creed, color, national origin, sex, age, Vietnam Veteran's status or physical or mental disability in connection with its delivery of the Programs and Documentation or in its faithful observance and performance of its other obligations under the terms and conditions of this Agreement. In addition, Licensor will comply with all applicable federal, state and local laws and regulations pertaining to wages, hours and other terms and conditions of employment.

6.0  ACKNOWLEDGEMENTS, PATENTS, COPYRIGHTS, AND OTHER PROPRIETARY RIGHTS

6.1 COPYRIGHT NOTICE. Sony shall not remove or alter any copyright notice contained in the Master Disk for inclusion with each copy of the Programs replicated by Sony. A copy of such notice is set forth on Exhibit E hereto.

6.2 USE OF TRADEMARK. Licensor hereby grants Sony the right to use the name by which the Programs is marketed in Sony's sales literature, advertising and documentation relating to the marketing and sales of the products incorporating or utilizing the Programs.

6.3 WARRANTY AS TO RIGHTS. Licensor represents and warrants to Sony that it has obtained, by license or otherwise, all rights, covenants, authorizations and permissions required by Licensor or other third parties to: 1) grant Sony the right to use the names or trademarks as provided in Section 6.2 above; 2) grant Sony the licenses provided in Section 3.0 hereof; 3) make all representations and warranties provided to Sony in this Agreement; and 4) grant Sony all other rights and licenses provided in this Agreement and to perform all of its other obligations as provided in this Agreement.

6.4 INTELLECTUAL PROPERTY INDEMNIFICATION. Licensor shall defend, indemnify and hold Sony harmless from and against all claims, suits, losses or damages (including court costs and reasonable attorneys' and experts' fees and expenses) arising from or incident to alleged or actual

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infringement or misappropriation of any third party's patent(s), copyright(s), trademark(s), trade secret(s), or other intellectual property right(s) arising out of or in any way connected with the Programs, the Documentation, or any repair, replacement, updates, modifications and bug fixes to same. This indemnification shall survive the expiration or termination of this Agreement.

7.0  TERM AND TERMINATION

7.1 TERM. This Agreement shall commence as of the date of first shipment and shall continue thereafter, unless sooner terminated as provided in Sections 7.2, 7.3 and 7.4, for twelve (12) months except that, with respect to those obligations expressly identified herein as having a limited period for their observance and performance, same will expire upon the completion of such period.

7.2 AUTOMATIC TERMINATION BY SONY. This Agreement may be immediately terminated by Sony giving Licensor notice to that effect upon the occurrence of any of the following:

    (a)  Licensor engages directly or indirectly in any attempt to defraud
         Sony; or

    (b) Licensor misrepresents any of the representations or breaches any of the warranties set forth in Sections 5.0 or 6.0; or,

    (c) Licensor becomes insolvent or unable to pay any and/or all of its debts as they mature in the ordinary course of its business; or, makes an assignment for the benefit of its creditors; or, any proceedings are commenced by, for or against it under any bankruptcy, insolvency or debtors' relief law; or, it is liquidated or dissolved.

7.3 FOR CONVENIENCE. This Agreement may be terminated by Sony giving Licensor thirty (30) days' prior notice to that effect.

7.4 FOR CAUSE. Except as may be provided in Section 7.2, upon either party's failure to observe and perform its obligations under the terms and conditions of this Agreement, the non-defaulting party may give the defaulting party notice to that effect, and the defaulting party shall then have thirty (30) days to cure same. If such default is not cured within such period, then this Agreement will terminate upon the non-defaulting party giving the defaulting party further notice to that effect.

8.0  NOTICES

All notices and other communications required or permitted to be given under this Agreement shall be in writing and will be delivered personally, or mailed by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier or telex, telecopy or other form of rapid transmission, confirmed by mailing as described above, addressed as follows:

If to Licensor:              PC411, Inc.
                             9800 La Cienega Boulevard
                             Suite 411
                             Inglewood, California 90301
                             Attention: Christopher C. Hansen



If to Sony:                  Sony Electronics Inc.
                             3300 Zanker Road
                             San Jose, California 95134-1940
                             Attention: Legal Department


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With a copy to:              Sony Electronics Inc.
                             Sony Drive
                             Park Ridge, New Jersey 07656
                             Attention:     General Counsel,
                                            Law Department,
                                            Fax: (201) 358-4059
Any notice so addressed and delivered personally will be deemed given upon receipt. Any notice so addressed and mailed shall be deemed given after deposit in the United States mails, and if sent by rapid transmission followed promptly by mailing, upon receipt of such transmission. Either party may change its address by giving the other written notice to that effect in the manner provided in this Section.

9.0  MISCELLANEOUS

9.1 ASSIGNMENT. Except for Sony's right to sublicense in accordance with this Agreement, neither party shall assign or otherwise transfer this Agreement or any interest herein or any right hereunder without the prior written consent of the other, which consent will not be unreasonably delayed or withheld, except that Sony may assign this Agreement to any of its parent companies or its or their subsidiaries or affiliated companies without Licensor's consent by giving Licensor notice to that effect. Any other purported assignment, transfer or attempt to assign or transfer this Agreement by either party without such consent will be deemed null, void and of no force or effect.

9.2 CHANGE OF OWNERSHIP. Licensor will inform Sony of a change of ownership of more than twenty five percent of Licensor's stock ownership.

9.3 WAIVERS. Neither party's waiver of any default under this Agreement or failure to enforce any term or condition hereof at any time shall in any way affect, limit or waive such party's right thereafter to enforce and compel strict compliance herewith and with every term and condition hereof.

9.4 NON-EXCLUSIVENESS. Any specific right or remedy provided in this Agreement shall not be exclusive, but will be cumulative of all other rights and remedies set forth herein or allowed by law.

9.5 HEADINGS. The headings of Articles and Sections in this Agreement are for convenience and reference only, and they shall in no way define, limit or describe the scope thereof and will not be considered in the interpretation or construction hereof.

9.6 SURVIVAL. Any term or condition of this Agreement which is specifically, by its terms, intended to survive the expiration or earlier termination hereof shall survive such expiration or termination and continue, thereafter, in full force and effect.

9.7 GOVERNING LAW. This Agreement shall be interpreted, construed and enforced in accordance with the local law of the State of California, without reference to its conflicts of law.

9.8 INVALIDITY. The invalidity or unenforceability of any term or condition of this Agreement shall not effect the other terms and conditions, and such invalid or unenforceable term or condition will, in all events, be interpreted, construed and enforced to the fullest extent allowed by law.

9.9 ENTIRETY OF AGREEMENT. This Agreement supersedes, terminates an otherwise renders null and void any and all prior agreements or understanding entered into between the parties with respect to the subject matter hereof. This Agreement represents and incorporates the entire understanding of the parties with respect to such subject matter, and each party acknowledges that there are no warranties, representations, covenants or understandings of any kind, nature or

                                     Page 6 of 12

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description whatsoever made by either to the other, except those expressly set forth herein. This Agreement may be modified only by a written instrument signed by the parties which states that it is an amendment hereto.

IN WITNESS WHEREOF, the parties have signed and delivered this Agreement as of the date first above written.

Information Technologies of America,
A DIVISION OF
SONY ELECTRONICS INC.                       PC411, Inc.



By: /s/ Todd Oseth                          By:   /s/ Christopher C. Hansen
   --------------------------------             --------------------------------

Print Name:   Todd Oseth                    Print Name:   Christopher C. Hansen
           ------------------------                     ------------------------

Title:   Vice President                     Title:    President
      -----------------------------                -----------------------------



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                                      EXHIBIT A

                             PROGRAMS AND SPECIFICATIONS

The Program(s) consists of:
1. All code related to Licensor's "PC411 for Windows Release 1.2" product including but not limited to the following key files:

PC411.EXE
PC411.HLP
PC411.INI
PC411WID.DLL

2.  The above code includes the following key features and functions:

-modem access to the PC411 database of telephone directories
-telephone list management functions such as editing and sorting
-import, export and printing functions

3. All end user documentation related to PC411's "PC411 for Windows Release 1.2" product including but not limited to the following:

-Online help in the PC411.HLP file


The Specifications shall conform to the functionality and performance parameters documented in the most current User Manuals for the Programs.



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                                      EXHIBIT B

                                 UPGRADES AND SUPPORT

In addition to its warranty obligations under Section 5.7 of the Agreement, Licensor will make all upgrades and enhancements to the Programs beyond those specified in Exhibit A, and other Programs available to Sony at the best wholesale price offered by Licensor to its distributors or resellers, or at no charge if offered for no charge to Licensor's distributors or resellers.

Any other support requested by Sony will be provided at Licensor's then-prevailing time-and-materials rate for licensees paying similar royalty rates to Licensor.


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                                      EXHIBIT C

                                   ADDITIONAL TERMS

During the term of this Agreement as provided in Section 7.0, Licensor will pay to Sony an amount equal to twenty percent (20%) of the "Service Revenues" received from each Sony Customer. "Service Revenues" include all revenues earned from use of the Program less any returns, refunds or credits issued to Sony Customers. A Sony Customer shall be a customer who pays a fee entitling them to full access to any of the Programs through a promotional offer included in the Programs, and remains registered with the Licensor's service for 90 days without cancellation.

Licensor will keep records as to any sales made to Sony Customers. Payment shall be due thirty (30) days after the end of the calendar quarter in which the sale took place.

Licensor will maintain complete records, during and for one (1) year after the termination or expiration of this Agreement (or as may otherwise be required by
applicable law), regarding sales to Sony Customers.   Within thirty (30) days
after the close of each calendar quarter, Licensor will deliver to Sony a report which will provide all information reasonably necessary for computation and confirmation of the royalty payments, if any, due or credited to Sony for such period. An independent certified public accountant selected by Sony may, upon reasonable notice and during normal business hours, inspect the recoredds of Licensor on which such reports are based. If upon performing such audit, it is determined that Licensor has underpaid Sony by an amount greater than five percent (5%) of the payments due Sony in the period being audited, Licensor will bear all reasonable expenses and costs of such audit in addition to its obligation to make full payment of such underpayment.


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                                      EXHIBIT D


                               LIMITATION OF LIABILITY

THE LIABILITY OF SONY AND ITS LICENSORS, IF ANY, AND YOUR SOLE AND EXCLUSIVE REMEDY FOR DAMAGES FOR ANY CLAIM OF ANY KIND WHATSOEVER CONCERNING YOUR USE OF THE SOFTWARE, REGARDLESS OF LEGAL THEORY, AND WHETHER ARISING IN TORT OR CONTRACT, WILL NOT BE GREATER THAN THE LICENSE FEE YOU PAID FOR THE SOFTWARE OR THAT PORTION OF THE PURCHASE PRICE YOU PAID FOR THE [PRODUCT] ALLOCABLE TO THE SOFTWARE. IN NO EVENT WILL SONY OR ITS LICENSORS BE LIABLE TO YOU FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, COMPENSATION, REIMBURSEMENT OR DAMAGES ON ACCOUNT OF THE LOSS OF PRESENT OR PROSPECTIVE REVENUE OR PROFITS, LOSS OF DATA, OR FOR ANY OTHER REASON WHATSOEVER EVEN IF SONY OR ITS LICENSORS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


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                                      EXHIBIT E

                                   COPYRIGHT NOTICE

As appears on the Program.


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